UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 25, 2008

MATTHEWS INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Pennsylvania	0-9115	25-0644320
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

 Two NorthShore Center, Pittsburgh, PA                                                                                                           15212-5851
(Address of principal executive offices)                                                                                                           (Zip Code)

Registrant's telephone number, including area code:                                                                                                (412) 442-8200

Item 1.01  Entry into a Material Definitive Agreement

On February 25, 2008, Matthews International Corporation (“Matthews”) signed a definitive agreement for the purchase of a 78% ownership interest in Saueressig GmbH & Co. KG (“Saueressig”).  Saueressig, headquartered in Vreden, Germany is a leading European provider of pre-press services and gravure printing forms.  Saueressig has manufacturing operations in Germany, Poland, England and Jordan, and sells its products and services principally within Europe.  The acquisition is designed to expand Matthews’ products and services in the global graphics imaging market.

The purchase price for Matthews to acquire the 78% ownership interest will be approximately €76 million (U.S.$110 million) on a cash-free, debt-free basis.  Kilian Saueressig, President of Saueressig, will maintain a 22% interest in Saueressig following the transaction.  Saueressig reported revenues of approximately €90 million (U.S.$130 million) in calendar 2007 and has approximately 900 employees.

The transaction, which is subject to regulatory approval in Germany, is expected to close during Matthews’ 2008 third fiscal quarter.

A copy of the press release announcing the acquisition is attached hereto as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits

(c)	Exhibits

99.1	Press Release, dated February 25, 2008, issued by Matthews International Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTHEWS INTERNATIONAL CORPORATION
(Registrant)

By  Steven F. Nicola

Steven F. Nicola
Chief Financial Officer,
Secretary and Treasurer

February 26, 2008